UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On June 19, 2013, Associated Estates Realty Corporation (the “Company”) entered into a Second Amendment to Second Amended and Restated Credit Agreement (as amended, the “Amended Credit Agreement”) related to its $350 million unsecured revolving credit facility. Among other modifications reflected in Exhibit 4.1 to this Form 8-K, the Amended Credit Agreement extends the maturity date from January 12, 2016 to June 15, 2017, and reduces the interest rate spread over LIBOR across the pricing grid. The Amended Credit Agreement initially bears interest at LIBOR plus a spread of 130 basis points. The interest rate spread over LIBOR is based on the Company's credit ratings, and may range from 100 to 175 basis points for LIBOR-based loans. The Amended Credit Agreement was secured through PNC Capital Markets LLC and Wells Fargo Securities, LLC acting as Co-Lead Arrangers. PNC Bank, National Association, acted as Administrative Agent and Wells Fargo Bank, National Association acted as Syndication Agent. Bank of America, N.A., Citibank, N.A. and RBS Citizens, N.A. are serving as Documentation Agents. The other participating lenders are Raymond James Bank, FSB and U.S. Bank National Association. The Amended Credit Agreement contains financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage, unencumbered interest coverage, and dividend payments. The Amended Credit Agreement includes other customary representations, warranties and covenants.
The Company also entered into a Third Amendment to Term Loan Agreement to implement corresponding modifications to the Company's Term Loan Agreement, as reflected in Exhibit 4.2 to this Form 8-K.
Bank of America, N.A., Citibank, N.A., PNC Bank, National Association, Raymond James Bank, FSB, RBS Citizens, N.A., U.S. Bank National Association, Wells Fargo Bank, N.A. and/or their respective affiliates, have performed, and any or all of such banks and/or their affiliates may in the future perform, various commercial banking, investment banking and other administrative services for the Company for which they have received, and may in the future receive, customary fees and expenses.
ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.
ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1. Second Amendment to Second Amended and Restated Credit Agreement dated June 19, 2013, between Associated Estates Realty Corporation and PNC Bank, National Association and the several lenders, financial institutions and other entities who are parties thereto.

Exhibit 4.2. Third Amendment to Term Loan Agreement dated June 19, 2013, between Associated Estates Realty Corporation and PNC Bank, National Association and the several lenders, financial institutions and other entities who are parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

June 19, 2013	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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